Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Metalline Mining Company on Form S-3 (file No. 333-154631) and Form S-8 (file No. 333-140588), of our report dated January 4, 2010 relating to the audit of the consolidated financial statements for the years ending October 31, 2009 and 2008, appearing in the Annual Report on Form 10-K of Metalline Mining Company for the year ended October 31, 2009.

/s/ Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado

January 7, 2010